UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

Acquisition of 70.27% of Greens Creek Mine

On February 12, 2008, Hecla Mining Company (“Hecla”) and our wholly owned subsidiary, Hecla Admiralty Company (“Hecla Admiralty”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Kennecott Minerals Holdings Company (“Kennecott”) an affiliate of Rio Tinto plc. Under the terms of the Stock Purchase Agreement, Hecla Admiralty will acquire all of the issued and outstanding shares of capital stock of Kennecott Greens Creek Mining Company (“KGCMC”) and Kennecott Juneau Mining Company (“KJMC”, and together with KGCMC, the “Companies”) for $750 million, composed of $700 million in cash and $50 million in Hecla common stock. (the “Greens Creek Acquisition”). Hecla has received $400 million in committed debt financing from Scotia Capital LLC, which together with available cash will be used to fund the Greens Creek Acquisition.

Pursuant to the Restated Mining Venture Agreement dated as of May 6, 1994, the Companies and a Hecla subsidiary jointly own the Greens Creek mine near Juneau, Alaska (“Greens Creek”). The Companies are wholly owned subsidiaries of Kennecott, and together own approximately 70.27% interest of Greens Creek with Hecla’s subsidiary owning the remaining interest in Greens Creek. The Greens Creek Acquisition is currently expected to close in the second quarter of 2008 and is subject to customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Act. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Stock Purchase Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Stock Purchase Agreement contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Stock Purchase Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Acquisition of the Assets of Independence Lead Mines Company

On February 12, 2008, Hecla Mining Company and our wholly owned subsidiary, Hecla Merger Company (“Merger Sub”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Independence Lead Mines Company (“ILM”). Under the terms of the Asset Purchase Agreement, Merger Sub will acquire substantially all of the assets of ILM in exchange for 6,936,884 shares of Hecla common stock, par value $0.25 per share (the “ILM Acquisition”). The ILM Acquisition is currently expected to close in the second quarter of 2008 and is subject to customary closing conditions necessary regulatory approvals and an affirmative vote by ILM’s shareholders. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Since 1958, we have owned and operated the Lucky Friday unit, a deep underground silver, lead and zinc mine located in the Coeur d’Alene Mining District in northern Idaho. During 1991, we discovered several mineralized structures containing some high-grade silver ores in an area known as the Gold Hunter property, approximately 5,000 feet northwest of the then existing Lucky Friday workings. This discovery led to the development of the Gold Hunter property on the 4900 level. We currently control the Gold Hunter property under certain agreements with ILM, that entitle us, as operator, to an 81.48% interest in the net profits from operations from the Gold Hunter property. After we have recouped our costs to explore, develop, and operate the property, ILM may elect, within two years, to take a participating interest in the property. If ILM does not take a participating interest, it will be entitled to an 18.52 percent net profits interest. As of December 31, 2007, unrecouped costs totaled approximately $14.7 million. Our ability to recoup those costs, and the projected timing of such event, depends on future metal prices and our level of capital investments. We are currently studying the level of capital expenditures necessary for continued production from the Gold Hunter property.

In March 2002, ILM, notified us of certain alleged defaults by us under a 1968 lease agreement relating to the Gold Hunter area (also known as the DIA properties) of our Lucky Friday unit. ILM alleged that we violated the “prudent operator obligations” implied under the lease by undertaking the development of the Gold Hunter project on the 4900 level, and violated certain other provisions of the Agreement.

In June 2002, ILM filed a lawsuit in Idaho State District Court seeking termination of the lease agreement and requesting unspecified damages. Trial of the case occurred in late March 2004. In July 2004, the Court issued a decision that found in our favor on all issues and subsequently awarded us approximately $0.1 million in attorneys’ fees and certain costs, which ILM has paid. In August 2004, ILM filed its Notice of Appeal with the Idaho Supreme Court. Oral arguments were heard by the Idaho Supreme Court in February 2006. In April 2006, the Idaho Supreme Court ruled in our favor on all of ILM’s claims.

In December 2006, ILM filed a lawsuit in the United States District Court for the District of Idaho seeking monetary damages and injunctive relief. ILM alleged that the April 2006 decision by the Idaho Supreme Court violated their civil rights and their constitutional right to due process, and also alleged that Hecla engaged in mail fraud and securities fraud during the term of the lease. In September 2007, the United States District Court for the District if Idaho granted our motion to dismiss the case in its entirety. In October 2007, ILM filed a Notice of Appeal to the United States Court of Appeals for the Ninth Circuit. In addition, in January 2007, ILM filed an action in Idaho State District Court for Shoshone County seeking rescission of the lease based upon the theory of mutual mistake. In May 2007, the District Court of the First Judicial District of the State of Idaho granted our motion for summary judgment. In July 2007, ILM filed a Notice of Appeal to the Idaho Supreme Court. We believe that the existing decisions of the Idaho State District Court and Idaho Supreme Court in our favor are correct and controlling in these cases, and we believe that we have complied fully with the terms of the lease. We have moved to dismiss both lawsuits by ILM. We believe that we will prevail in both cases and will be able to continue to operate under the lease.

If the ILM Acquisition is consummated, among the terms of the Asset Purchase Agreement is that all litigation between us and ILM will be dismissed, and we will acquire all of ILM’s right, title and interest to the Gold Hunter area/DIA properties and the related agreements between us and ILM.

The Asset Purchase Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Asset Purchase Agreement contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Asset Purchase Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02.   Unregistered Sales of Equity Securities.

The Greens Creek Acquisition

In connection with the Greens Creek Acquisition as described in Item 1.01 above, the consideration to Kennecott upon closing will, in part, include $50 million in Hecla common stock pursuant to the Stock Purchase Agreement entered into by Hecla on February 12, 2008. Under the Stock Purchase Agreement, Kennecott has represented and warranted that it is an accredited investor under the Securities Act of 1933, as amended (the “Securities Act”) and that it is acquiring such Hecla common stock for investment for Kennecott’s own account and not with a view to the resale or distribution of any part thereof. Upon the closing of the Greens Creek Acquisition, Hecla will issue such unregistered shares of common stock to Kennecott as an “accredited investor” pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D.

Hecla Charitable Foundation

On January 18, 2008, Hecla issued 550,000 unregistered shares of Hecla common stock as a charitable donation to the Hecla Charitable Foundation. The Hecla Charitable Foundation has applied for status as a Section 501(c)(3) organization under the Internal Revenue Code. To the extent such gift may be deemed a “sale,” it is made pursuant to Section 4(2) of the Securities Act and Regulation D.

Silver Valley

On January 25, 2008, Hecla issued 188,333 unregistered shares of Hecla common stock in private placements pursuant to Section 4(2) of the Securities Act and Regulation D to an “accredited investor” to acquire properties in the Silver Valley of Northern Idaho.

Item 8.01.   Other Events.

On February 12, 2008, we issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On February 13, 2008, we issued a press release announcing the execution of the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of February 12, 2008, by and among Kennecott Minerals Holdings Company, Hecla Admiralty Company, and Hecla Mining Company
2.2	Asset Purchase Agreement, dated as of February 13, 2008, by and among Hecla Mining Company, Hecla Merger Company and Independence Lead Mines Company
99.1	Press release, dated February 12, 2008
99.2	Press release, dated February 13, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 18, 2008

Hecla Mining Company
By:	/s/ Philip C. Wolf
Philip C. Wolf Senior Vice President, General Counsel and Secretary